UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported February 28, 2008): March 5, 2008

THE COLONIAL BANCGROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13508	63-0661573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Colonial Bank Blvd.

Montgomery, Alabama 36117

(Address of principal executive offices)

(334) 676-5000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 28, 2008, The Colonial BancGroup, Inc., (“BancGroup”), entered into an Underwriting Agreement between BancGroup and the representatives of the several underwriters listed on Schedule I of Exhibit 1.1 attached hereto, for the issuance and sale of $250,000,000 of its 8.875% Subordinated Notes Due 2038 (the “Subordinated Notes”). The Subordinated Notes were registered under the Securities Act of 1933 pursuant to a shelf registration on Form S-3 (File No. 333-120166) filed with the Securities Exchange Commission (the “Commission”) on November 12, 2004. BancGroup expects that the issuance and sale will be consummated on March 6, 2008.

The Subordinated Notes are callable at par by BancGroup on or after March 15, 2013. The Subordinated Notes are expected to qualify as Tier II Capital for BancGroup. BancGroup simultaneously entered into interest rate swaps, effectively converting the Subordinated Notes from a fixed rate of 8.875% to a variable rate of 3-month LIBOR plus 3.31%.

The Subordinated Notes are governed by a subordinated debt securities indenture, dated as of March 1, 2008, between BancGroup and The Bank of New York Trust Company, N.A., Trustee (the “Indenture”) attached hereto as Exhibit 4.1 and the form of the global note attached hereto as Exhibit 4.2.

Terms of the Subordinated Notes are described at “Description of the Subordinated Notes” in the prospectus supplement, dated February 28, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement dated February 28, 2008, between The Colonial BancGroup, Inc. and the underwriters, filed herewith.

4.1	Indenture from The Colonial BancGroup, Inc. to The Bank of New York Trust Company, N.A., Trustee, relating to the 8.875% Subordinated Notes Due 2038 dated March 1, 2008.

4.2	Form of Subordinated Notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COLONIAL BANCGROUP, INC

By	/S/ T. BRENT HICKS
T. Brent Hicks
Senior Vice President and Chief Accounting Officer

Date: March 5, 2008